UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2023
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information under Item 1.01 of the Current Report on Form 8-K filed by Kennedy-Wilson Holdings, Inc. (the "Company") on June 5, 2023, as amended by Item 5.03 of this Current Report on Form 8-K, is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The powers, designations, preferences and other rights of the shares of 6.00% Series C Cumulative Perpetual Preferred Stock (the "Series C Preferred Stock") are set forth in the Certificate of Designations establishing the Series C Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of the State of Delaware on June 15, 2023.

The Series C Preferred Stock will rank junior to the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock ("Series A Preferred Stock") and 4.75% Series B Cumulative Perpetual Preferred Stock ("Series B Preferred Stock"), and senior, with respect to dividend and distribution rights and rights upon the Company’s liquidation, dissolution or winding up, to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and each other class or series of capital stock the Company may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Series C Preferred Stock as to dividend and distribution rights and rights upon the Company’s liquidation, dissolution or winding-up (the Common Stock and such other capital stock, “Junior Securities”). If the Company voluntarily or involuntarily liquidates, dissolves or winds up, then, subject to the rights of any indebtedness or senior-ranking securities, the holders of each share of Series C Preferred Stock will be entitled to receive liquidating distributions in an amount equal to the $1,000 per share, plus all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, holders of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and will have no right or claim to any remaining assets of, the Company. Other than as described above in this paragraph, there were no changes made to the terms of the Series C Preferred Stock as described in the Company's Current Report on Form 8-K filed by the Company on June 5, 2023.

Holders of Series C Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly on the $1,000 per share liquidation preference of the Series C Preferred Stock, at a rate of 6.00% per annum, when, as and if declared by the Company’s Board of Directors out of assets legally available for the payment of such dividends.

At any time, the Company will have the right, at its option, to redeem the Series C Preferred Stock, in whole or in part, for cash. In connection with any redemption, the redemption price will equal $1,000 per share of Series C Preferred Stock to be redeemed, plus accrued and unpaid dividends.

If the Company executes and delivers an agreement whose performance would result in a change-of-control event that constitutes a “Fundamental Change” under the Certificate of Designations, the Company will, to the extent it has funds legally available to do so, and subject to certain limitations, be required to redeem the Series C Preferred Stock for cash at a redemption price equal to $1,000 per share of Series C Preferred Stock to be repurchased, plus accrued and unpaid dividends.

At any time that a holder of Warrants (as defined below) exercises such Warrants in accordance with the Warrant Agreement (as defined in the Current Report on Form 8-K filed by the Company on June 5, 2023), such holder will have the right, at its option, to require the Company to extinguish a number of shares of Series C Preferred Stock held by such holder, valued at a price equal to $1,000 per share of Series C Preferred Stock to be extinguished, plus accrued and unpaid dividends (the “Setoff Price”), that is no greater than the aggregate exercise price for such exercised Warrants. Pursuant to the Warrant Agreement, the Setoff Price for the Series C Preferred Stock to be extinguished will be applied to reduce (in whole or in part) the amount payable in respect of the aggregate exercise price for such exercised Warrants Upon such holder’s exercise of the foregoing extinguishment right with respect to any shares of Series C Preferred Stock, the Company will extinguish and cancel such shares of Series C Preferred Stock.

The holders of Series C Preferred Stock will be entitled to vote with the holders of Common Stock as a single class only to the extent such holders are the holders of Warrants in accordance with the Warrant Agreement, assuming, for these purposes, that such holders owned the shares of Common Stock that would be issuable upon a non-cashless exercise of their Warrants; provided, however, that prior to obtaining the “Requisite Stockholder Approval” (as defined in the Certificate of Designations), such holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder, having voting power in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of the Company’s common stock. So long as any shares of Series C Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Series C Preferred Stock (in certain circumstances, voting together with the holder of any other preferred stock having similar voting rights) will be required for the following events, subject to certain limitations: (1) the amendment of the Company’s certificate of incorporation or the Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of the Company’s capital stock that ranks on parity with or senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; (2) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation or the Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; and (3) certain binding share exchanges or reclassifications involving the Series C Preferred Stock, or certain mergers or consolidations of the Company with another entity (unless, in the case of this clause (3), either (x) the Series C Preferred Stock remains outstanding following the relevant transaction or is exchanged for substantially similar preference securities of the surviving entity or (y) such exchange, reclassification, merger or consolidation would constitute a “Fundamental Change” under the Certificate of Designations where the Company is required to redeem all outstanding shares of Series C Preferred Stock).

In addition, if dividends on any shares of Series C Preferred Stock are declared and paid, on a cumulative basis, for the equivalent of four or more dividend periods, whether or not consecutive (a “Nonpayment Event”), then, subject to certain limitations, the size of the Company’s board of directors will automatically be increased by two and the holders of Series C Preferred Stock (in certain cases, voting together with the holders of any other series of preferred stock having similar voting rights) will be entitled to vote for the election of the two additional directors (the “Preferred Stock Directors”). However, it will be a condition for the election for any such Preferred Stock Director that the election of such director will not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. If and when all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has been set aside, on the Series C Preferred Stock (and any other series of preferred stock having similar voting rights) for two consecutive dividend periods after the relevant Nonpayment Event, then the term of the Preferred Stock Directors will immediately end and the holders of the Series C Preferred Stock will immediately be divested of the foregoing voting rights, until and unless a subsequent Nonpayment Event occurs. If a Nonpayment Event occurs and the Preferred Stock Directors are unable to take office because doing so would cause the size of the Company’s board of directors to exceed limitations set forth in its Certificate of Incorporation, then the dividend rate on the Series C Preferred Stock will be increased to 8.00% per annum until the earlier of (x) the time when the Preferred Stock Directors take office; and (y) all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series C Preferred Stock (and any other series of preferred stock having similar voting rights) for two consecutive dividend periods after such Nonpayment Event.

The foregoing description of the Certificate of Designations is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference, and, where applicable, the full text of the form of Warrant Agreement together with the form of Warrant attached thereto, a copy of which was filed as Exhibit 4.2 to Current Report on Form 8-K filed by the Company on June 5, 2023, and incorporated herein by reference.

Item 8.01 Other Events.

On June 16, 2023, the Company closed the previously announced private placement of: (i) 200,000 shares of its Series C Preferred Stock; and (ii) 12,338,062 warrants (the “Warrants”) to purchase shares of the Company’s Common Stock in each case pursuant to the the Company's 6.00% Series C Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement dated June 4, 2023 (as amended, the "Securities Purchase Agreement") for gross proceeds of $200,000,000 (the “Transaction”).

Descriptions of the terms of the Series C Preferred Stock, Warrants and the Transaction, and a copy of the Securities Purchase Agreement and related forms of the Series C Preferred Stock Certificate of Designations, the Warrant Agreement and form of Warrant attached thereto and Registration Rights Agreement, were included in the Current Report on Form 8-K filed by the Company on June 5, 2023, which is incorporated herein by reference, and are updated, as applicable, by this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designations Establishing the 6.00% Series C Cumulative Perpetual Preferred Stock.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 16, 2023